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                                                                   EXHIBIT 99.13


                               ARTICLES OF MERGER
                                    MERGING
                      IRVINE APARTMENT COMMUNITIES, INC.,
                            A MARYLAND CORPORATION,
                                      INTO
                              TIC ACQUISITION LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY


         FIRST: TIC Acquisition LLC, a limited liability company organized and existing under the laws of the State of Delaware, and Irvine Apartment Communities, Inc., a corporation organized and existing under the laws of the State of Maryland, agree that said Irvine Apartment Communities, Inc., shall be merged with and into said TIC Acquisition LLC. The terms and conditions of the merger and the mode of carrying the same into effect are as set forth in these Articles of Merger.

         SECOND: The parties to these Articles of Merger are TIC Acquisition LLC, a limited liability company organized on December 1, 1998 under the Limited Liability Company Act of the State of Delaware, and Irvine Apartment Communities, Inc., a corporation organized and existing under the laws of the State of Maryland. Said TIC Acquisition LLC shall survive the merger and shall continue under the name TIC Acquisition LLC (the "Surviving Entity").

         THIRD: The location of the principal office of the Surviving Entity in the State of Delaware, the state of its incorporation, is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the name and address of a resident agent of said Surviving Entity in Maryland is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.

         FOURTH: The terms and conditions of the merger transaction as set forth in these Articles of Merger were advised, authorized and approved by Irvine Apartment Communities, Inc. in the manner and by the vote required by its charter and the laws of Maryland. The manner in which the merger was approved is as follows:

                  The merger was (i) duly advised pursuant to resolutions adopted at a meeting of the Board of Directors and Independent Directors Committee of said Irvine Apartment Communities, Inc. on February 1, 1999, declaring that the merger herein proposed was advisable substantially upon the terms and conditions set forth in these Articles of Merger, and directing that the proposed merger be submitted for action thereon at a special meeting of the shareholders of said corporation, and (ii) duly approved by the shareholders of said corporation in the manner and by the vote required by law at the said meeting of the shareholders held on June 7, 1999, by the affirmative vote of the holders of two-thirds of each class of stock entitled to vote separately thereon and the affirmative vote of the number of shares of said corporation's Common Stock (excluding the shares held by TIC Acquisition LLC and its affiliates) representing a majority of the total number of outstanding shares of said corporation's Common Stock.


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         FIFTH: The terms and conditions of the merger transaction as set forth in these Articles of Merger were advised, authorized and approved by TIC Acquisition LLC in the manner and by the vote required by the laws of Delaware. The manner in which the merger was approved is as follows:

                  The merger was duly approved by the members who own more than 50% of the then current percentage or other interest in profits of the limited liability company owned by all of the members.

         SIXTH: The total number of shares, of stock of all classes which said Irvine Apartment Communities, Inc. (the "Merged Corporation") has authority to issue is 320,000,000 shares, consisting of 150,000,000 shares of Common Stock, par value $.01 per share, 160,000,000 shares of excess stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share. The aggregate authorized par value of all the shares of all classes is $13,100,000.00.

         SEVENTH: TIC Acquisition LLC has one class of membership interest which has one class of members.

         EIGHTH: The manner and basis of converting or exchanging issued stock of the Merged Corporation is as follows:

                  Each issued and outstanding share of common stock of the Merged Corporation shall be converted into the right to receive $34.00 cash, without interest. There are no issued and outstanding shares of excess stock or preferred stock of the Merged Corporation.

         NINTH: The Merged Corporation owns no interest in land in Maryland.

         TENTH: The merger does not amend the Limited Liability Company Agreement of the Surviving Entity.

         ELEVENTH: The merger will become effective at 5:00 p.m. on the date of filing of these Articles of Merger.

                            [Signature Page Follows]


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         IN WITNESS WHEREOF, TIC Acquisition LLC and Irvine Apartment
Communities, Inc., the parties to the merger, have caused these Articles of Merger to be signed in their respective names and on their behalf by their respective President and attested by their respective Secretary or Assistant Secretary, as of the 7th day of June, 1999.

                                             TIC ACQUISITION LLC, a Delaware
                                             limited liability company


                                             By:  /s/ Donald L. Bren
                                                  ------------------------------
                                                  Donald L. Bren
                                                  President

                                             Attest:


                                             By:  /s/ Michael D. McKee
                                                  ------------------------------
                                                  Michael D. McKee
                                                  Secretary

                                             IRVINE APARTMENT COMMUNITIES, INC.,
                                             a Maryland corporation


                                             By:  /s/ William H. McFarland
                                                  ------------------------------
                                                  William H. McFarland
                                                  President

                                             Attest:


                                             By:  /s/ Richard Lamprecht
                                                  ------------------------------
                                                  Richard Lamprecht
                                                  Assistant Secretary




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         THE UNDERSIGNED, President of TIC Acquisition LLC, who executed the foregoing Articles of Merger, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said limited liability company, the foregoing Articles of Merger to be the act of said limited liability company and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                               /s/ Donald L. Bren
                                               ---------------------------------
                                               Donald L. Bren


         THE UNDERSIGNED, President of Irvine Apartment Communities, Inc., who executed the foregoing Articles of Merger, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Merger to be the act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                               /s/ William H. McFarland
                                               ---------------------------------
                                               William H. McFarland